SCHEDULE 14A
Proxy Statement
PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by Registrant ☑
Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only as permitted by Rule 14a-6(e)(2)
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12

Flaherty & Crumrine Preferred Income Opportunity Fund Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

FLAHERTY & CRUMRINE PREFERRED INCOME FUND INCORPORATED (NYSE: PFD)
FLAHERTY & CRUMRINE PREFERRED INCOME OPPORTUNITY FUND INCORPORATED (NYSE: PFO)
 301 E. Colorado Boulevard, Suite 720
Pasadena, California 91101
To the Shareholders:
Our mailing vendor advised Flaherty and Crumrine Preferred Income Fund and Flaherty & Crumrine Preferred Income Opportunity Fund that you received a Voting Instruction Form which did not accurately reflect the director(s) associated with the securities that you hold within this proxy campaign. In order to rectify this mailing error, with no cost to you or the funds, we are resending a corrected Voting Instruction Form in order for you to process your vote.
Your vote is very important and we encourage you to take a moment to review the Proxy Statement you initially received or view this document electronically via www.proxyvote.com utilizing the control number on the enclosed Voting Instruction Form. This proxy statement can also be requested by contacting our fulfillment team at 866-586-0512.
We apologize for any inconvenience this may have caused and appreciate your time in voting your shares.

Sincerely,
/s/ Chad C. Conwell
CHAD C. CONWELL
Secretary

April 29, 2010